Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Exhibit 10.2

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (“Agreement”), made and entered into as of January 26, 2005 (the “Effective Date”) by and among ARIAD Pharmaceuticals, Inc., ARIAD Gene Therapeutics, Inc., both Delaware corporations with a principal place of business at 26 Landsdowne Street, Cambridge, Massachusetts 02139 (collectively, “ARIAD”), and Medinol Ltd., a corporation with a principal place of business at Kiryat Atidim, P.O. Box 58165, Tel Aviv, 61581, Israel (“MEDINOL”). ARIAD and MEDINOL are each hereafter referred to individually as a “Party” and together as the “Parties.” All capitalized terms used herein and not defined shall be defined as set forth in that certain License Agreement, dated as of even date herewith, between ARIAD and MEDINOL (the “License Agreement”).

WHEREAS, ARIAD intends to develop, manufacture and commercialize AP23573 as a therapeutic product for multiple clinical indications;

WHEREAS, MEDINOL intends to develop, manufacture and commercialize MEDINOL Licensed Products to deliver AP23573 for use in the Licensed Field;

WHEREAS, in furtherance of the development, manufacture and commercialization of MEDINOL Licensed Products, ARIAD and MEDINOL have entered into the License Agreement;

WHEREAS, in order to facilitate the development, manufacture and commercialization of MEDINOL Licensed Products pursuant to the License Agreement, pursuant to the terms and conditions of this Agreement, ARIAD agrees to provide, and MEDINOL agrees to purchase, the active pharmaceutical ingredient for AP23573 for use by MEDINOL in the development, manufacture and commercialization of MEDINOL Licensed Products for use in the Licensed Field; and

WHEREAS, ARIAD and MEDINOL desire to enter into this Agreement which sets forth the terms and conditions under which ARIAD will supply the active pharmaceutical ingredient for AP23573 to MEDINOL for use in MEDINOL Licensed Products;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, ARIAD and MEDINOL hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1.  Definitions. Terms defined in the License Agreement shall have the same meaning in this Agreement unless otherwise provided. The following additional terms, shall have the respective meanings set forth below:

(a)  “Batch” means a specific quantity of API that is intended to be of uniform character and quality within limits specified by ARIAD and is produced during the same cycle of manufacture using defined amounts of starting materials in a single reaction.

(b)  “Calendar Quarter” means each quarterly period consisting of three consecutive calendar months ending on March 31, June 30, September 30, or December 31, respectively.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(c)  “Calendar Year” means each successive period of twelve months commencing on January 1 and ending on December 31.

(d)  “Certificate of Analysis” means a document signed by an authorized representative of ARIAD or its licensee or Third Party manufacturer that describes the tests, specifications and results thereof for a particular Batch of API.

(e)   “Certificate of Manufacturing Compliance” means a document, signed by an authorized representative of ARIAD or its licensee or Third Party manufacturer, attesting that a particular Batch of API was manufactured, filled, packaged, held and shipped in accordance with applicable cGMPs, and all other applicable laws, rules, regulations or requirements of the countries listed on Appendix A.

(f)     “Excess API Cost” means, the difference, if any, between (i) the purchase price per gram of API ************************************************************* following expiration of the 24-month notice period of a Refusal to Supply by ARIAD, minus (ii) ********** amount equal to [*********] Dollars (U.S. [$*****]), subject to annual adjustment for inflation, from the Effective Date to the date of purchase by MEDINOL, using the United States Bureau of Labor Statistics Producer Price Index for Pharmaceutical Preparation Manufacturing published at www.bls.gov. To calculate the Excess API Cost, all payments made by MEDINOL for API in foreign currency shall be converted into United States Dollars at the conversion rate existing in the United States (as reported in The Wall Street Journal, Eastern Edition, for purchasing United States Dollars) on the last business day of the applicable calendar quarter in which the purchase of API took place.

(g)	“Firm Order” has the meaning set forth in Section 4.2.

(h)	“Forecast” has the meaning set forth in Section 4.1.

(i)     “ICH” shall mean the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

(j)     “Manufacturing Cost” shall mean [****************************************************************************************

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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(k)     “Manufacturing Facility” means, collectively and individually, the manufacturing facility or facilities at which ARIAD shall manufacture, or arrange to have manufactured, API.

(l)     “Manufacturing Fee” means a fee for API paid to ARIAD by MEDINOL pursuant to Section 6.1.

(m)   “Specifications” means the written specifications for API in accordance with ICH guidelines and as described in Appendix C attached hereto, as amended from time to time by ARIAD based on ARIAD’s manufacturing experience with AP23573.

ARTICLE II.

ENGAGEMENT OF ARIAD

2.1    Engagement of Manufacturer. MEDINOL hereby engages ARIAD to perform the manufacturing and other services described herein, in accordance with the terms and conditions set forth herein, and ARIAD hereby accepts such engagement. ARIAD shall use commercially reasonable efforts, in accordance with this Agreement, to perform such services hereunder in accordance with the terms and conditions set forth herein.

ARTICLE III.

MANUFACTURE OF API

3.1.     Manufacture and Supply. ARIAD shall develop Specifications for and shall manufacture API in accordance with the Specifications. ARIAD shall supply API to MEDINOL in accordance with Article IV.

3.2.     Joint Manufacturing Committee. The Parties shall establish a joint manufacturing committee (“Joint Manufacturing Committee”), to meet, unless otherwise mutually agreed, once each calendar [*******] (or more often as the Parties may agree) during the Term in such time, place and manner as the Parties shall agree to review and discuss issues relating to the Specifications, manufacturing (e.g., scale up, process control, quality standards) and supply (e.g., quantity forecast of API and regulatory information regarding API) of API. Each Party shall appoint at least one (1) representative to the Joint Manufacturing Committee, and may invite such other representatives of each Party to attend such meetings, as appropriate. Each Party’s initial representative on the Joint Manufacturing Committee shall be from the research and development and/or regulatory department of that Party. Each Party may replace its representative(s) with other representatives with appropriate expertise and authority upon written notice to the other Party.

3.3.     Requirements. Except as otherwise provided herein, MEDINOL shall purchase all of its requirements for API from ARIAD during the Term.

3.4.     Manufacturing Facility. ARIAD shall manufacture or arrange for the manufacture of API at a Manufacturing Facility that complies with cGMP and all other applicable laws and Regulatory Authority requirements of the countries set forth on Appendix A. MEDINOL understands that ARIAD may use the services of a duly qualified Third Party manufacturer to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

manufacture API ordered by MEDINOL under this Agreement. ARIAD shall notify MEDINOL in writing of the identity of any Third Party manufacturer and the location of any Manufacturing Facility at which API will be manufactured. The Parties shall confer with respect to the implications on any application for Regulatory Approval in any country listed on Appendix A for the MEDINOL Licensed Product at least three (3) months prior to change in the Manufacturing Facility including the production of API by a Third Party manufacturer designated by ARIAD.

3.5.     Changes in Manufacturing Process; Specifications. ARIAD shall be responsible for performing, or causing its Third Party manufacturer to perform, all validation testing of the Manufacturing Facility and for validating all manufacturing processes in accordance with cGMPs and all other applicable Regulatory Authority requirements for the countries listed on Appendix A as appropriate for the phase of product development. ARIAD may amend or supplement the manufacturing process for API, the CMC Data for API and/or the Specifications for API in its sole discretion and with notice to MEDINOL. The written notice shall be in reasonable detail and provided as soon as practicable after the decision by ARIAD to make such alteration is made to allow MEDINOL, together with the Joint Manufacturing Committee, to evaluate any impact such alteration may have with respect to MEDINOL’s use of API in its development or manufacture of MEDINOL Licensed Products.

3.6.     Excipients and Packaging Components. ARIAD shall purchase, at its own expense, all excipients, packaging components, and other items of any nature whatsoever that ARIAD may use in manufacturing API for supply to MEDINOL hereunder. All right, title and interest in and to such items, and in and to all work-in-process incorporating such items, shall remain the sole property of ARIAD.

3.7.     Nondisclosure of Manufacturing Information. All information relating to the manufacture and the supply of API under this Agreement, including without limitation, the CMC Data, Specifications, assay methods for validating manufacturing processes, the identity of ARIAD’s Third Party manufacturer, the location of any Manufacturing Facility at which API will be manufactured and all discussions, proceedings, notes and documents produced by or for the Joint Manufacturing Committee (collectively, “Manufacturing Information”) shall be (i) treated as Confidential Information of ARIAD, (ii) maintained in a secure file with access limited to MEDINOL’s personnel responsible for manufacturing and regulatory affairs for the MEDINOL Licensed Products (and shall maintain a log tracking personnel access to such data), (iii) used by MEDINOL solely for internal purposes in performing its obligations under this Agreement and the License Agreement, and (iv) shall not be disclosed by MEDINOL to any Third Party except as permitted under Article 5 of the License Agreement.

ARTICLE IV.

FORECASTS, ORDERS AND DELIVERY

4.1.     Forecasting. Attached as Appendix B hereto is an estimate of the quantities of API that MEDINOL expects to purchase from ARIAD during the Calendar Quarter that begins soonest after the Effective Date (the “Initial Calendar Quarter”), and the succeeding [*****(*)] Calendar Quarters, on a quarterly basis. Thereafter, on or before the first day of each Calendar Quarter following the Initial Calendar Quarter, MEDINOL shall submit to ARIAD an updated forecast of its quarterly requirements of API (the initial forecast and each updated forecast, a “Forecast”) for such Calendar Quarter and the succeeding three (3) Calendar Quarters. Except as provided in Section 4.2, these forecasts shall be non-binding and shall be used by ARIAD for planning purposes only.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.2.     Firm Orders. Notwithstanding the forecasts set forth on Appendix B, as of the Effective Date, MEDINOL shall submit to ARIAD a purchase order for such quantities of API as MEDINOL commits to purchase from ARIAD during the Initial Calendar Quarter, with a statement of the dates on which delivery is requested and shipping instructions (a “Firm Order”). Thereafter, at least forty-five (45) days before the beginning of each succeeding Calendar Quarter, MEDINOL shall submit to ARIAD a Firm Order for the quantities of API to be delivered to MEDINOL during such Calendar Quarter; provided, however, that the quantity of API specified in any Firm Order for delivery in a Calendar Quarter shall not be less than [***********] percent [(*%)] nor more than [*****************************] percent [(*%)] of the quantity of API specified in the then-current Forecast for API for such Calendar Quarter delivered on or before the first day of the Calendar Quarter preceding the Calendar Quarter for which the Firm Order is placed (the “then-current Forecast”) (For example, the Firm Order for the third Calendar Quarter of any year must be delivered at least forty-five (45) days before July 1 of such year and cannot be less than [*%] nor more than [*%] of the Forecast for such third Calendar Quarter delivered on or before April 1 of such year); provided that MEDINOL may request excess quantities (i.e., in excess of [**************************] percent [(*%)] of the quantity of API specified in the then-current Forecast). ARIAD shall not be obligated to supply such excess quantities but shall use good faith efforts to do so. ARIAD shall notify MEDINOL, within five (5) days after receipt by ARIAD of each Firm Order submitted in accordance with this Section 4.2 and shall be obligated to manufacture and deliver the specified quantity of API in accordance with the delivery schedule set forth in such Firm Order. Each Firm Order shall specify the stage of development or commercialization of MEDINOL Licensed Products in which that Batch of API shall be used. ANY ADDITIONAL OR INCONSISTENT TERMS OR CONDITIONS OF ANY PURCHASE ORDER, ACKNOWLEDGMENT OR SIMILAR STANDARDIZED FORM GIVEN OR RECEIVED PURSUANT TO THIS AGREEMENT SHALL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED.

4.3.     Changes in Orders. ARIAD shall use good faith efforts to comply with increases to Firm Orders that MEDINOL may request after receipt thereof by ARIAD, but shall not be obligated to do so.

4.4.     Delivery and Risk of Loss. ARIAD shall deliver the quantities of API in conformity with each Firm Order (as amended pursuant to Section 4.3), on the delivery date specified therein, to a destination designated in writing by MEDINOL. Delivery terms shall be F.O.B, freight and insurance prepaid, at ARIAD’s designated point of shipping. ARIAD shall arrange for (i) transportation of each shipment by common carrier designated by ARIAD and reasonably acceptable to MEDINOL and (ii) insurance for each such shipment which shall be reasonably acceptable to MEDINOL; the cost of such transportation and insurance being borne by and chargeable to MEDINOL. ARIAD shall deliver all API to MEDINOL in accordance with all applicable laws and regulations of the countries listed on Appendix A.

4.5.	Delay and Failure to Supply.

(a)               If ARIAD has reason to believe that it cannot deliver to MEDINOL the full quantity of API specified in a Firm Order submitted by MEDINOL in accordance with Section 4.2, by the delivery date specified therein, then ARIAD shall give prompt written notice, but no later than ten (10) business days after receipt of the Firm Order, to MEDINOL of such anticipated non-delivery, in which event the Joint Manufacturing Committee shall confer telephonically or in person within fifteen (15) business days to discuss and formulate an alternative plan.

(b)               If ARIAD shall fail to deliver to MEDINOL the full quantity of API as specified in a Firm Order submitted by MEDINOL in accordance with Section 4.2 by the delivery date specified therein,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

then, at MEDINOL’s election: (i) without limiting the provisions of Section 4.5(c) below, ARIAD shall be relieved of any obligation to deliver the non-delivered quantity of API, such quantity to be deducted from the Firm Order, or (ii) ARIAD shall use commercially reasonable efforts to deliver the non-delivered quantity of API within thirty (30) days from the date MEDINOL notifies ARIAD of such election.

(c)    If a Release Condition (as defined below) occurs, effective as of the Release Date, ARIAD agrees to (i) release one gram of API and an executed Batch record for API (collectively, the “Release Materials”) to MEDINOL or its contract manufacturer(s) who is acceptable to ARIAD in its sole discretion and who has entered into a non-disclosure and non-use agreement with ARIAD (each, an “Approved Manufacturer”), and (ii) grant to MEDINOL a non-exclusive, non-transferable, nonsublicensable license, under ARIAD’s interest in the Licensed Patent Rights and Licensed Technology, solely to manufacture or have manufactured by an Approved Manufacturer, API. All Release Materials and Manufacturing Information in the possession of MEDINOL or its Approved Manufacturer shall be subject to the provisions of Article IX below, and shall be used only by MEDINOL or its Approved Manufacturer to manufacture API, for the sole purpose of manufacturing MEDINOL Licensed Products for use and sale by MEDINOL strictly in accordance with the terms and conditions of the License Agreement.

(d)     “Release Condition” means (a) the undisputed occurrence of a Supply Failure (as defined in Section 4.6 below) or a Refusal to Supply (as defined in Section 4.7), or (b) in the event of a disputed occurrence of either of the events described in the preceding clause (a), a final arbitral award determining the occurrence of a Supply Failure or a Refusal to Supply. MEDINOL shall provide advance written notice to ARIAD of an alleged occurrence of a Release Condition, and upon receipt thereof, ARIAD shall have sixty (60) days to dispute or cure such alleged Release Condition prior to its being bound to release the Release Materials to MEDINOL or its Approved Manufacturer.

4.6.     Supply Failure. If ARIAD shall fail to supply by the specified delivery date at least [******] percent [(**%)] of the quantity of API specified in a Firm Order submitted by MEDINOL in accordance with Section 4.2 meeting the warranties set forth in Section 5.1 below, in any [*****(*)] out of [****(*)] rolling consecutive quarters, and at least [*****] percent [(*%)] for each rolling [****(*)] consecutive quarters, then, upon sixty (60) days’ prior written notice to ARIAD, MEDINOL shall have the right to manufacture itself, or engage an Approved Manufacturer to manufacture, API in accordance with the license to be granted in Section 4.5(c)(ii) (any such situation, a “Supply Failure”). All reasonable costs incurred by MEDINOL in transferring the manufacture of API to MEDINOL or an Approved Manufacturer and any incremental unit costs of API directly attributable to the change in manufacturer shall be deducted from the royalties due ARIAD under Section 4.2 of the License Agreement. For the purposes of this Section 4.6, incremental unit costs are defined as the difference between the price per gram of API charged by the Third Party manufacturer (or MEDINOL’s cost of manufacture thereof, if MEDINOL is the manufacturer) and the price that had been charged by ARIAD before the change, such difference capped at [**********] percent [(*%)] of the price that would have been charged by ARIAD.

4.7       Refusal to Supply. ARIAD may at its sole discretion cease manufacturing API for MEDINOL any time after [****(*)] years from first Commercial Sale of MEDINOL Licensed Product by providing [************(*) ********] prior written notice (i.e., notice to cease at the end of [****] years from the First Commercial Sale must be given before the end of the [*****] year from the first Commercial Sale of MEDINOL Licensed Product) to MEDINOL of such decision (any such situation, a “Refusal to Supply”). During such notice period, ARIAD shall honor its existing supply commitments to MEDINOL in accordance with this Agreement and will also use commercially reasonable efforts ******************************** during the [**********] notice period by providing introductions to, and facilitating discussions between, MEDINOL and **************************************** or with whom ARIAD

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

has an existing contractual relationship (and, if feasible under the then current circumstances, ARIAD shall ****************************************(*) ********************** to MEDINOL under terms and conditions to be negotiated directly with MEDINOL), and by providing MEDINOL or an Approved Manufacturer with all Release Materials (************************************************** **************************************************************************** **********************************************************) for the manufacture of API at no additional charge to MEDINOL. Following the expiration of such [******] notice period, MEDINOL may offset up to [*****] percent [(*%)] of its Excess API Cost *********************************************************** used in MEDINOL Licensed Products against royalties on Net Sales of MEDINOL Licensed Products to the extent, and in the manner, provided in Section 4.3 of the License Agreement.

ARTICLE V.

WARRANTY; QUALITY CONTROL TESTING

5.1.    Warranty. ARIAD warrants and represents to MEDINOL that, at the time of delivery to MEDINOL, API delivered hereunder: (i) will have been manufactured and shipped in accordance with applicable cGMPs and all other applicable laws, rules, regulations or requirements of the applicable countries specified on Appendix A; (ii) will have been manufactured and shipped in accordance with the Specifications and will materially conform with the information shown on the Certificate of Analysis and Certificate of Manufacturing Compliance provided for the particular shipment; and (iii) will not be adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §301 et seq., (as amended) in effect of the time of shipment.

5.2.    Testing Requirements. ARIAD shall be responsible for compliance with all API testing and other testing requirements set forth in the Specifications and applicable law and regulations of the countries specified on Appendix A. ARIAD agrees to implement and maintain validation protocols, processing control procedures, and process change procedures, including, without limitation, the assignment of identification numbers to each Batch of the API and the maintenance of production records, quality control records, Batch records, and related information. ARIAD shall perform all testing of API in accordance with the ICH guidelines which are appropriate to the stage of development or commercialization of MEDINOL Licensed Products as specified by MEDINOL in each Firm Order.

5.3.    Assay Procedure. ARIAD shall take and retain, for such period as may be required by applicable law of the countries set forth on Appendix A, samples of API from each Batch sufficient to perform at least full duplicate quality control testing (such testing to include at least that described in the Specification), and shall specify the identifiable and traceable information regarding the raw material, and dates of manufacture and packaging thereof. Additionally, ARIAD shall take and retain sufficient quantities of each Batch of API sufficient to perform at least full duplicate quality control testing (such testing to include at least that described in the Specification) (each such retained quantity, a “Sample”) and shall specify the identifiable and traceable information regarding the raw material, and dates of manufacture and packaging of such Sample, such Sample to be delivered to MEDINOL, upon MEDINOL’s written request, in order to implement analytical or other controls required by FDA or other Regulatory Authorities of the countries listed on Appendix A, or performance of quality control testing by MEDINOL or its designee; the cost of which Sample shall be invoiced to MEDINOL. In the event that MEDINOL elects to perform quality control testing of any Sample of the API, ARIAD shall provide reasonable assistance to MEDINOL by providing copies of requisite documentation describing ARIAD’s assay procedures (in addition to the quality control records described in the preceding sentence) and by making ARIAD personnel reasonably available to train, at MEDINOL’s request, MEDINOL’s personnel

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

on the methods for performing such assays. MEDINOL agrees that ARIAD shall be designated as a “Qualified Supplier” of API after confirming as a result of MEDINOL’s acceptance testing that three (3) different Batches of API each having been made from a different batch of starting materials, conform to the warranty set forth in Section 5.1.

5.4.	Rejection of Delivered API.

(a)               In the event that MEDINOL determines that any shipment of API does not conform to the Specifications, then MEDINOL shall provide notice to ARIAD thereof and send a sample from such shipment to ARIAD, together with MEDINOL’s applicable testing documentation related to such non-conforming test results (including assay performance data and any retests) within fifteen (15) days after the receipt of such shipment. Upon receipt of such sample from MEDINOL, ARIAD or its designee shall undertake appropriate review, which may include retesting thereof to determine whether such sample conforms to the Specifications. After such review, ARIAD shall notify MEDINOL whether it has confirmed such non-conformance within thirty (30) days after receipt of the sample. Failure by MEDINOL to provide notice within such 15-day period after receipt of the original sample shipped by ARIAD to MEDINOL, shall be deemed as acceptance of such shipment by MEDINOL. Failure by ARIAD to provide notice of the results of retesting and ARIAD’s conclusion regarding the retesting within such 30-day period after receipt of the sample, shall be deemed as confirmation of such non-conformance.

(b)               If, as a result of its review described in Section 5.4(a), ARIAD notifies MEDINOL that it has confirmed that such API conforms to the Specifications, then, unless MEDINOL agrees to accept such shipment, the Parties shall identify a mutually acceptable independent laboratory of recognized standing in the pharmaceutical industry to test a sample from the rejected shipment, such sample being taken and provided by MEDINOL. The testing by such independent laboratory shall include appropriate technical transfer and assay qualification at the independent laboratory as deemed appropriate by ARIAD. The findings of such laboratory shall be final and binding on the Parties. The expenses of such testing shall be borne by ARIAD if the testing confirms the non-conformance and by MEDINOL if the testing confirms the conformance. If the Parties agree, or the independent laboratory findings are, that the shipment is non-conforming, at MEDINOL’s option, ARIAD shall either replace the rejected API within thirty (30) days of such determination at no cost to MEDINOL, or refund to MEDINOL the price paid for such rejected API.

(c)               Without limiting the provisions of Section 4.5(c) above, the relief provided under this Section 5.4 with respect to a rejected shipment shall be the sole remedy available to MEDINOL.

ARTICLE VI.

PRICE AND PAYMENTS

6.1.	Manufacturing Fee.
(a)	The prices for supplies of the API (the “Manufacturing Fee”) shall be as follows:
ARIAD’s Manufacturing Cost (U.S. Dollars per gram of API)	MEDINOL’s Manufacturing Fee (U.S. Dollars per gram of API)

If ≥ [$*****] per gram	[****************************] [****************]

If < [$*****] per gram	[******************************* [****************]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

These Manufacturing Fees may be adjusted pursuant to written agreement following the fifth anniversary of the Effective Date.

6.2.     Invoices. Upon delivery of each shipment of the API, ARIAD shall promptly invoice MEDINOL therefor, and shall include in such invoice a Certificate of Analysis and a Certificate of Manufacturing Compliance pertaining to the API in such shipment. Payment shall be due thirty (30) days after receipt by MEDINOL of such invoice; provided, however, that if MEDINOL shall reject such shipment pursuant to Section 5.4 then payment shall be due, if at all, within thirty (30) days after MEDINOL’s agreement to accept the shipment pursuant to Section 5.4(b) or, if MEDINOL does not agree to accept the shipment, thirty (30) days after receipt by MEDINOL of notice from the Laboratory that the invoiced API is conforming, or the receipt by MEDINOL of replacement API, as the case may be.

6.3.     Manner of Payment. MEDINOL shall make all payments pursuant to this Article VI by check or wire transfer to a bank account designated in writing by ARIAD. All payments hereunder shall be made in United States Dollars. Payments not received on or before the due date shall bear interest at a rate of [*%] per annum or the maximum rate allowable by law, if lower.

6.4.     Maintenance of Records. ARIAD shall keep accurate records of all API shipments and invoice calculations hereunder, and, upon the request of MEDINOL, shall permit MEDINOL or its APIs to examine such records during normal business hours for the purpose of verifying the correctness of all such calculations.

6.5.     Taxes. Any duty, sales, use or excise or other taxes imposed by any governmental entity that apply to the purchase of the API shall be for the account of MEDINOL. MEDINOL shall provide to ARIAD any applicable sales, use or resale tax exemption certificates prior to shipment of API hereunder.

ARTICLE VII.

MANUFACTURING COMPLIANCE; AUDITS

7.1.     Compliance with Laws and Regulations. ARIAD agrees to comply with or cause its Third Party manufacturers to comply with all applicable laws, rules, regulations, or requirements (including cGMP and ICH requirements) of the countries set forth on Appendix A in manufacturing the API which are appropriate to the stage of development or commercialization of MEDINOL Licensed Products as specified by MEDINOL in each Firm Order.

7.2.     Recalls. In the event that MEDINOL shall be required to recall any MEDINOL Licensed Product solely due to a recall by ARIAD of API supplied by ARIAD hereunder and used in such MEDINOL Licensed Product, then the Parties shall cooperate with each other in implementing such recall. The cost of such recalled API shall be borne by ARIAD and MEDINOL shall be reimbursed therefor by ARIAD.

7.3.     Debarment. ARIAD represents and warrants that it has not been debarred and is not subject to a pending debarment and that it will not use in any capacity, in connection with the services to be performed under this Agreement, any person who has been debarred pursuant to Section 306 of the Federal Food, Drug, and Cosmetic Act (the “FDA Act”), 21 U.S.C. § 335a, or who is the subject of a conviction described in such section. ARIAD agrees to inform MEDINOL in writing immediately if it or any person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 of the FDA Act, or if any action, suit, claim, investigation, or legal or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

administrative proceeding is pending or, to the best of ARIAD’s knowledge, is threatened, relating to the debarment or conviction of ARIAD or any person performing services hereunder.

7.4.     Manufacturing and Quality Audits. ARIAD shall permit the FDA, and other Regulatory Authorities to conduct inspections of the Manufacturing Facility as the FDA or such other Regulatory Authorities may request, and shall cooperate with such Regulatory Authorities with respect to such inspections and any related matters, in each case related to API. ARIAD agrees to give MEDINOL prior notice (when possible) of any such inspections, and to keep MEDINOL informed about the results and conclusions of each such regulatory inspection, including actions taken by ARIAD to remedy conditions cited in such inspections. ARIAD shall provide MEDINOL with copies of any written inspection reports issued by such Regulatory Authorities and all correspondence between ARIAD and the Regulatory Authorities related thereto, including, but not limited to, FDA Form 483, Notice of Observation, and all correspondence relating thereto, in each case relating to the API or general manufacturing concerns (i.e., Manufacturing Facility compliance or the like). MEDINOL shall have access, to all quality assurance and audits of ARIAD and to the buildings, records and areas of the Manufacturing Facility for the purposes of assessment of regulatory compliance. Additionally, upon notice by MEDINOL, ARIAD shall allow MEDINOL or MEDINOL’s designees, to conduct quality audits of the Manufacturing Facility and quality programs with respect to API no more frequently than once each calendar year; provided, that, MEDINOL may conduct more frequent audits in the event that specific quality issues arise as a result of manufacturing or testing.

ARTICLE VIII.

TERM AND TERMINATION

8.1.     Term. The Agreement shall take effect as of the Effective Date and, unless earlier terminated pursuant to this Article, shall be coterminous with the License Agreement.

8.2.     Termination for Breach. This Agreement may be terminated for material breach in accordance with the provisions of Section 9.2 of the License Agreement.

8.3.	Effect of Expiration or Termination.

(a)               This Agreement shall terminate immediately without requiring any action by either Party upon any termination or expiration of the License Agreement.

(b)               Notwithstanding any provision herein to the contrary, the rights and obligations of the Parties set forth in Articles IX, X, XI, XII, XIII and Sections 6.1, 6.2, 6.3 and 7.4 as well as any rights or obligations otherwise accrued hereunder (including any accrued payment obligations), shall survive the expiration or termination of the Term.

ARTICLE IX.

CONFIDENTIALITY

The terms and conditions of Section 5 of the License Agreement are hereby incorporated herein by reference mutatis mutandis.

ARTICLE X

INDEMNIFICATION AND INSURANCE

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

10.1    Indemnification. The terms and conditions of Section 8 of the License Agreement are hereby incorporated herein by reference mutatis mutandis.

10.2    Insurance. The terms and conditions of Section 8.3 of the License Agreement are hereby incorporated herein mutatis mutandis

ARTICLE XI

INTELLECTUAL PROPERTY RIGHTS

The terms and conditions of Section 6 of the License Agreement are hereby incorporated herein by reference mutatis mutandis.

ARTICLE XII

DISPUTES

The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement which relates to either Party’s rights and/or obligations hereunder. The Parties agree that such disputes shall be resolved according to the procedure set forth in Section 10 of the License Agreement.

ARTICLE XIII

MISCELLANEOUS

The terms and conditions of Section 11 of the License Agreement are hereby incorporated herein by reference mutatis mutandis. Without limiting the generality of the foregoing, neither this Agreement nor any right or obligation hereunder may be assigned, delegated or otherwise transferred, in whole or part, by either Party without the prior express written consent of the other; provided, however, that (i) each of ARIAD Pharmaceuticals, Inc. or ARIAD Gene Therapeutics, Inc. may, without the written consent of MEDINOL, assign this Agreement to its Affiliates, or in connection with the transfer or sale of all or substantially all of its assets or business related to this Agreement, or in the event of its merger, consolidation, change in control or similar transaction (collectively, “Change in Control”), (ii) MEDINOL may, without ARIAD’s written consent, assign this Agreement to its Affiliates, [***********], or in a transaction involving Change in Control. In the event of a Change in Control of ARIAD, ARIAD shall use commercially reasonable efforts to cause its assignee to agree that, following the effective date of such Change in Control, such assignee shall take reasonable steps to segregate any part of its business which is developing, manufacturing, using or selling Medical Devices which are directly competitive with MEDINOL Licensed Products in the Licensed Field from those activities to be performed by ARIAD after the effective date of such Change in Control pursuant to this Agreement and the Supply Agreement. In the event of a Change in Control of MEDINOL [*****] [************************], MEDINOL shall cause its assignee to agree that, following the effective date of such Change in Control or assignment, such assignee shall segregate any part of its business which is developing, manufacturing, using or selling rapamycin or a rapamycin analog [******************] which are directly competitive with Licensed Patent Rights in the Licensed Field from those activities to be performed by MEDINOL after the effective date of such Change in Control or assignment pursuant to this Agreement and the License Agreement. As a condition to assignment, any permitted assignee under this Section 11 shall assume all obligations of its assignor under this Agreement in a separate written agreement signed by the assignor and assignee. Any purported assignment in violation of this Section 11 shall be void. The

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

terms and conditions of this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the Parties.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

MEDINOL, INC. By: /s/ Judith Richter Name: Judith Richter Title: Chief Executive Officer	ARIAD PHARMACEUTICALS, INC. By: /s/ Laurie A. Allen Name: Laurie A. Allen Title: Senior Vice President and Chief Legal Officer
ARIAD GENE THERAPEUTICS, INC. By: /s/ Harvey J. Berger, M.D. Name: Harvey J. Berger, M.D. Title: Chairman and Chief Executive Officer

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

APPENDIX A

Countries

[*************]

[*************]

[*************]

[*************]

[*************]

[*************]

[*************]

[*************]

[*************]

[*************]

[*************]

[*************]

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

APPENDIX B

FORECASTS

Period	Quantity
Q1 2005	[*] grams
Q2 2005	[*] grams
Q3 2005
Q4 2005
Q1 2006
Q2 2006
Q3 2006
Q4 2006
Q1 2007
Q2 2007

2

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

APPENDIX C

SPECIFICATIONS

Specifications for the API are as described in the CMC Data for AP23573.

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